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                                                                  EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into and shall be effective as of June 28, 1999 between Corporate Buying Service Inc., a Florida corporation (the "Company"), and James Garrity, a resident of the State of Florida (the "Executive").

                                    RECITALS

         The Company operates an internet-based, business-to-business electronic marketplace which enables information technology buyers to efficiently source, evaluate, purchase and track a wide variety of computer hardware, software and related technology products directly from the inventories of leading technology wholesale distributors. The Company has recently experienced significant growth and desires to expand its sales and marketing capabilities and the Executive has extensive experience in the such areas. The Company therefore desires to employ the Executive, and the Executive has agreed to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive to serve in the capacities described herein, and the Executive agrees to accept such employment and perform such services upon the terms and subject to the conditions set forth in this Agreement.

         2. TERM. The Executive's employment by the Company under this Agreement shall commence on June 28, 1999 (the "Commencement Date") and expire on the close of business on June 28, 2002 (the "Expiration Date") unless terminated by the Company prior thereto in accordance with the terms of this Agreement. For purposes of this Agreement, "Term" shall mean the period beginning on the Commencement Date and ending upon the sooner of the Expiration Date or the termination of the Executive's employment hereunder for any reason.

         3. DUTIES AND RESPONSIBILITIES. During the Term, the Executive shall serve as Vice President of Sales and Marketing of the Company. The Executive shall perform such duties and have such authority as may be assigned and delegated to him from time to time by the President of the Company. The Executive shall at all times perform his duties and responsibilities honestly, diligently, in good faith and to the best of his ability. The Executive shall observe and comply with all of the rules, regulations, policies and procedures established by the Company from time to time and all applicable laws, rules and regulations imposed by governmental and regulatory authorities from time to time. The Executive's employment by the Company shall be full-time and exclusive


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and the Executive agrees that he will devote his full business time, attention and energies to the performance of his obligations hereunder. Notwithstanding the foregoing, the Executive shall be permitted to engage in charitable and civic activities and manage his personal passive investments, provided such personal passive investments are not in a company which engages in a business competitive with the business of the Company and provided that such activities do not individually or collectively interfere with the performance of his duties and responsibilities under this Agreement. The Executive shall be based at the Company's headquarters in Boca Raton, Florida, subject to such travel as may be necessary to fulfill his obligations under this Agreement.

         4. COMPENSATION. As compensation for his services hereunder and in consideration of the covenants set forth in Sections 9, 10 and 11 below, the Company shall pay to the Executive the following compensation, subject to any withholding and other taxes as may be imposed by applicable federal, state, provincial or local government authorities and other normal and usual employee deductions:

                  (a) BASE SALARY. The Company shall pay to the Executive an annual base salary (the "Base Salary") of Seventy Five Thousand Dollars ($75,000) per year during the Term. The Base Salary shall increase to One Hundred Twenty Five Thousand Dollars ($125,000) upon the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock (as defined below) for the account of the Company. The Base Salary may be further increased from time to time during the Term in the sole discretion of the Company's Board of Directors. The Base Salary shall be payable in accordance with the Company's customary payroll practices and procedures and shall be prorated for any partial year arising during the Term.

                  (b) BONUS. In addition to the Base Salary, the Executive shall be eligible to be paid a bonus (the "Bonus") on account of services rendered by him during each calendar quarter during the Term, with the first calendar quarter commencing on July 1, 1999. The Bonus, if any, shall be payable on account of any calendar quarter shall be payable within forty-five (45) days following the end of such calendar quarter. The Bonus payable on account of each calendar quarter shall be calculated as follows:

                           (i) If the Gross Profit (as defined below) of the Company for such calendar quarter is equal to the target Gross Profit of the Company as determined in the sole discretion of the Company's Board of Directors (or the Compensation Committee thereof) (the "Target"), the Executive shall be entitled to a Bonus of Fifteen Thousand Dollars ($15,000). For purposes of this Agreement, "Gross Profit" for any period shall mean all amount invoiced by the Company during such period on account of sales made by the Company during such period less the sum of (a) any direct or indirect costs incurred by the Company in connection with such sales (including, without limitation, the cost of goods sold and any related shipping and handling charges),
         (b) any sales returns, allowances or discounts with respect to any sales made by the Company (whether such sales were made during that period or any prior period), and (c) any taxes, duties and other fees payable by


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         the Company with respect to sales (whether such sales were made during that period or any prior period), in each case, as determined by the Company in its sole discretion;

                           (ii) If the Gross Profit of the Company for such quarter is equal to or greater than 110% of the Target, than the Executive shall be entitled to a Bonus of Twenty Thousand Dollars ($20,000);

                           (iii) If the Gross Profit of the Company for such quarter is more than 90% of the Target but less than the Target, the Executive shall be entitled to a Bonus of Ten Thousand Dollars ($10,000);

                           (iv) If the Gross Profit of the Company for such quarter is more than 80% of the Target but less than or equal to 90% of the Target, the Executive shall be entitled to a Bonus of Five Thousand Dollars ($5,000); and

                           (v) If the Gross Profit of the Company for such quarter is equal to or less than 80% of the Target, the Executive shall not be entitled to a Bonus.

                  (c) STOCK OPTIONS. The Executive shall be eligible to participate in any stock option plan which may be adopted by the Company from time to time in such amount and on such terms as may be approved by the Company's Board of Directors.

         5. FRINGE BENEFITS. The Executive shall be entitled to participate in all employee benefit plans and programs (including, without limitation, profit sharing, medical, disability and life insurance plans and programs) that the Company establishes and makes generally available from time to time to its employees, subject, however, to the applicable eligibility requirements and other provisions of such plans and programs (including, without limitation, requirements as to position, tenure, salary, age and health). The Executive shall also be entitled to receive such fringe benefits and prerequisites as may be generally provided by the Company from time to time to its employees, in accordance with the policies of the Company in effect from time to time.

         6. VACATION. The Executive shall be entitled to three (3) weeks paid vacation annually (with no right of carry-over), to be taken at such time(s) as shall not, in the reasonable judgment of the President of the Company, interfere with the Executive's fulfillment of his duties hereunder. The Executive shall be entitled to as many holidays, sick days and personal days as are generally provided by the Company from time to time to its employees in accordance with the Company's policies as in effect from time to time.

         7. REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse the Executive for all reasonable and necessary travel, entertainment and other expenses incurred by him in connection with the performance of his duties hereunder in accordance with the policies and procedures of the Company as in effect from time to time; PROVIDED THAT (a) such expenditure is of a nature deductible under Section 162 of the Internal Revenue Code (the "Code") on the Federal income tax return of


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the Company as a business expense and not as deductible compensation to the
Executive, and (b) Executive provides the Company with such documentary evidence as may in the opinion of the Company be required by the Code or any regulation promulgated thereunder for the substantiation of such expenditures as a deductible business expense of the Company and not as deductible compensation to the Executive. The Executive agrees that, if at any time, any payment made to the Executive by the Company as a business expense reimbursement shall be disallowed as a deductible expense to the Company by the appropriate taxing authorities, the Executive shall reimburse the Company to the full extent of such disallowance.

         8. TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, the Company shall have the right, in addition to any other rights and remedies which it may have, to terminate this Agreement and the Executive's employment hereunder as follows:

                  (a) FOR CAUSE. In the event that the Executive (i) breaches any of the terms or conditions of this Agreement and such breach is not cured (if curable) within ten days after written notice thereof is delivered to the Executive by the Company; (ii) fails or refuses to perform his duties and responsibilities as set forth in or delegated to him pursuant to this Agreement or fails to devote his full business time and attention exclusively to the business and affairs of the Company in accordance with the terms of this Agreement and such failure or refusal is not cured (if curable) within ten days after written notice thereof is delivered to the Executive by the Company; (iii) commits any dishonest, fraudulent or wilfully negligent act with respect to the Company; (iv) is convicted of any misdemeanor involving dishonesty or moral turpitude or any felony, or (v) commits any act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company, then the Company shall have the right to immediately terminate this Agreement and the Executive's employment with the Company hereunder by delivery of written notice to the Executive of such termination.

                  (b) DEATH. In the event of the Executive's death, this Agreement shall automatically terminate as of the date of such death without notice to either party.

                  (c) DISABILITY. In the event that the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental disability (from any cause or causes whatsoever) in substantially the manner and to the extent required of him hereunder prior to the commencement of such disability and the Executive shall fail to perform such duties for periods aggregating 180 days, whether or not continuous, in any continuous 270 day period, then the Company shall have the right to terminate this Agreement and the Executive's employment with the Company as of the end of any calendar month during the continuance of such disability upon at least 30 days' prior written notice to the Executive.

                  (d) WITHOUT CAUSE. The Company shall have the right to terminate this Agreement and the Executive's employment with the Company at any time without cause on thirty (30) days prior written notice to the Executive.


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                  (e) MUTUAL AGREEMENT. The parties may terminate this Agreement and the Executive's employment with the Company upon their mutual written consent.

                  (f) PAYMENTS UPON TERMINATION. In the event that the Company shall terminate this Agreement and the Executive's employment with the Company under Section 8(a), (b) or (c) above or the Executive terminates his employment with the Company for any reason prior to the Expiration Date, then (a) the Company shall pay to the Executive (or his heirs and/or personal representatives), (1) the Base Salary earned through the date of termination, payable when and as the same would have been payable but for such termination, and (2) any Bonus payable under this Agreement on account of any prior calendar quarter, payable when and as the same would have been payable but for such termination, and (b) the Company shall reimburse the Executive for any expenses for which the Executive is entitled to reimbursement under Section 7 of this Agreement, and the Company shall have no further obligation to the Executive. In the event that the Company shall terminate this Agreement and the Executive's employment with the Company under Section 8(d) above (for a reason other than those covered by Sections 8(a), (b) or (c) above), then the Company shall (a) pay to the Executive (1) the Base Salary earned through the date of termination, payable when and as the same would have been payable but for such termination,
(2) any Bonus payable under this Agreement on account of any prior calendar quarter, payable when and as the same would have been payable but for such termination, and (3) an amount equal to Twenty Five Percent (25%) of his then current annual Base Salary in a lump sum payment within thirty (30) days following the last day of the Executive's employment with the Company, (b) the Company shall continue to provide the Executive with those medical, life and disability insurance benefits, if any, which are provided to the Executive on the last day of his employment with the Company for a period of three (3) months following his last day of employment with the Company, and (c) the Company shall reimburse the Executive for any expenses for which the Executive is entitled to reimbursement under Section 7 of this Agreement, and the Company shall have no further obligation to the Executive.

         9. CONFIDENTIAL INFORMATION. The Executive recognizes and acknowledges that he will have access to certain confidential and proprietary information about the Company, its affiliates and parties with whom the Company does business (collectively, the "Confidential Information"), (including, without limitation, trade secrets and other information regarding research, developments, inventions, product designs and specifications, know-how, prices, suppliers, customers, costs, strategies, financial and business prospects) and that such information constitutes valuable, special and unique property of the Company. The Executive acknowledges that the Confidential Information is and shall remain the exclusive property of the Company. The Executive agrees that he will not at any time (whether during the Term or at any time thereafter) disclose the Confidential Information to anyone outside the Company, or utilize such Confidential Information for his own benefit or the benefit of any third parties without the prior written consent of the Company. The Executive agrees that the foregoing restrictions shall apply whether or not such information is marked "Confidential". The Company acknowledges that the term "Confidential Information" shall not include information (i) was known by the Executive prior to disclosure by or on behalf of the Company, its affiliates or parties with whom the Company does business, (ii) becomes available to


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the Executive from a source other than the Company, its affiliates or parties with whom the Company does business that is not bound by a duty of confidentiality to the Company, its affiliates or such other parties, or (iii) becomes generally available or known in the industry other than as a result of its disclosure by the Executive. In the event that the Executive becomes legally obligated to disclose any Confidential Information other than to the Company, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and the Executive will cooperate with and assist the Company in securing such protective order or other remedy. In the event that such protective order is not obtained, or that the Company waives compliance with the provisions of this Section to permit a particular disclosure, the Executive will furnish only that portion of the Confidential Information which he is legally required to disclose. The Executive further agrees that all memoranda, disks, files, notes, records or other documents which contain Confidential Information, whether in electronic form or hard copy, and whether created by the Executive or others, which come into his possession, shall be and remain the exclusive property of the Company to be used by the Executive only in the performance of his obligations hereunder, and shall be delivered by him to the Company together with any copies thereof upon the termination of his employment hereunder or at any other time upon the request of the Company. The Executive also agrees to execute such confidentiality agreements that the Board of Directors of the Company may adopt, and modify from time to time, as a standard form to be executed by employees of the Company.

         10. NONCOMPETITION. The Executive acknowledges that (a) the Company engages in a competitive business, (b) the Executive's services and responsibilities are unique in character and are of particular significance to the Company, and (c) the Executive's position with the Company will place him in a position of confidence and trust with the customers, suppliers and employees of the Company. The Executive consequently agrees that it is reasonable and necessary for the protection of the Company and its goodwill and business that the Executive makes the commitments set forth herein. The Executive therefore agrees that during the Term and for a period of one (1) year thereafter (the "Noncompete Period"), he will not:

                  (a) as an individual proprietor, partner, shareholder, officer, director, employee, consultant, independent contractor, agent, joint venturer, investor or lender, directly or indirectly, engage anywhere in the United States in the business of selling computers and computer-related hardware or software products to commercial businesses using the internet as a significant channel of distribution or in any other business engaged in by the Company or any of its present or future parents, subsidiaries or other affiliates while the Executive was employed by the Company; PROVIDED, HOWEVER, that the beneficial ownership by the Executive of less than two percent (2%) of the shares of common stock of any other corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section, or

                  (b) attempt in any manner to solicit or sell to any Customer (as defined below) any products of the type developed, produced, marketed or sold or being developed, produced, marketed or sold by the Company while the Executive was employed by the Company or any


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products competitive with such products or to persuade any Customer to cease to do business or reduce the amount of business which such Customer has customarily done or is reasonably expected to do with the Company, whether or not the relationship between the Company and such Customer was originally established in whole or in part through his efforts. As used in this paragraph, the term "Customer" shall mean and include (i) anyone who was a customer of the Company or any of its present or future parents, subsidiaries or other affiliates on the date of termination of the Executive's employment or at any time during the one year immediately preceding the date of termination of the Executive's employment, (ii) any prospective customer to whom any representative of the Company or any of its present or future parents, subsidiaries or other affiliates made a business presentation or sales pitch at any time during the one year period immediately preceding the date of termination of the Executive's employment and (iii) any prospective customer to whom any representative of the Company or any of its present or future parents, subsidiaries or other affiliates made a business presentation or sales pitch at any time within six months after the date of termination of the Executive's employment if the initial contact or discussion with such prospective customer relating to the sale of products occurred prior to the date of termination of the Executive's employment. For purposes of this clause, it is agreed that a general mailing or incidental contact shall not be deemed a business presentation or sales pitch. In addition, if the Customer is part of a group of entities which conduct business through more than one entities, divisions, teams or operating units, whether or not separately incorporated, the term "Customer" shall include each entity, division, team and operating unit of the Customer.

         11. NON-SOLICITATION OF EMPLOYEES. The Executive agrees that he will not during the Term and for a period of two (2) years thereafter, directly or indirectly, employ or permit any company or business directly or indirectly controlled by him to employ, any person who is, or at any time during the preceding twelve month period, was an employee of the Company, or induce or persuade or seek to induce or persuade any such person to leave his employment with the Company.

         12. ENFORCEABILITY OF RESTRICTIVE COVENANTS. The Executive hereby acknowledges that the restrictions on his activity contained in Sections 9, 10 and 11 are necessary for the reasonable protection of the Company and are a material inducement to the Company entering into this Agreement. The Executive further acknowledges that a breach or threatened breach of any such provisions would cause irreparable harm to the Company for which there is no adequate remedy at law. The Executive agrees that in the event of any breach or threatened breach of any provision contained in Sections 9, 10 or 11 of this Agreement, the Company shall have the right, in addition to any other rights or remedies it may have, to seek injunctive relief without having to post bond or other security and without having to prove special damages or the inadequacy of the available remedies at law. The parties acknowledge that (a) the time, scope, geographic area and other provisions contained in Sections 9, 10 and 11 are reasonable and necessary to protect the goodwill and business of the Company,
(b) as an internet-based business, the Customers of the Company may be serviced from any location and accordingly it is reasonable that the covenants set forth herein are not limited by narrow geographic area, and (c) the restriction of the Executive's ability to solicit Customers will not prevent him from being employed or earning a livelihood. If any covenant contained in Sections 9, 10 or 11 are held to be unenforceable by reason of the time, scope or


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geographic area covered thereby, such covenant shall be interpreted to extend to the maximum time, scope or geographic area for which it may be enforced as determined by a court making such determination, and such covenant shall only apply in its reduced form to the operation of such covenant in the particular jurisdiction in which such adjudication is made. In the event that the Company shall bring any action, suit or proceeding against the Executive for the enforcement of this Agreement, the calculation of the Noncompete Period shall not include the period of time commencing with the filing of the action, suit or proceeding to enforce this Agreement through the date of the final judgment or final resolution (including all appeals, if any) of such action, suit or proceeding. The existence of any claim or cause of action by the Executive against the Company or any of its affiliates predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of any provision of Sections 9, 10 or 11.

         13. INTELLECTUAL PROPERTY. The Executive agrees that he shall make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during the Term or within one (1) year thereafter (whether or not during normal working hours, on the premises of the Company or using Company's equipment or Confidential Information), which relate to the present or planned business or research and development of the Company (all of which are collectively referred to as "Developments"). All right, title and interest in the Developments, whether or not used by the Company, shall, from the inception of development, be exclusively and perpetually the property of the Company, free of any claim whatsoever by the Executive or any third party deriving any rights from the Executive. Any such Developments shall be deemed "works made for hire" within the meaning of the U.S. Copyright Act and any other applicable U.S. or foreign laws relating to intellectual property, and the Executive understands and acknowledges that the Company shall own all right, title and interest in and to the Developments, including without limitation copyright, patent and trademark rights, throughout the world. To the extent that any Developments shall not be deemed "works made for hire," the Executive hereby assigns to the Company any of its right, title and interest in and to all worldwide intellectual proprietary rights, including but not limited to all worldwide copyrights, trade secrets, patent rights and trademark rights, in and to all of the Developments, and agrees to cooperate fully with the Company, both during and after the Term, with respect to the procurement, maintenance and enforcement of patents, copyrights and other intellectual property rights, throughout the world, with respect to the Developments. The Executive shall sign all papers, including, without limitation, patent applications, copyright applications, declarations, oaths and formal assignment documents, which the Company may deem necessary or appropriate to protect its rights and interests in any Development. The Executive hereby appoints any officer of the Company as the Executive's attorney-in-fact to execute any such documents in the name and on behalf of the Executive in the event that the Executive fails to execute and deliver such documents within thirty (30) days after the Company's request.

         14. CONFLICT. The Executive hereby represents and warrants to the Company that the execution and delivery of this Agreement by him and the performance by him of his duties hereunder, shall not constitute a default, breach or violation of any understanding, contract or


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commitment, written or oral, express or implied, to which the Executive is a party or to which the Executive is or may be bound, including, without limitation, any understanding, contract or commitment with any present or former employer. The Executive hereby agrees to indemnify and hold the Company harmless from and against any and all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Company in connection with any default, breach or violation by the Executive of any such understanding, contract or commitment.

         15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Executive may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of the Company (which may be granted or withheld in the Company's sole and absolute discretion).

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

         17. AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of such amendment, supplement or modification is sought.

         18. SURVIVAL. The provisions of Sections 7, 9, 10, 11, 12, 13, 14, 21, 22 and 27 hereof shall survive the termination or expiration of this Agreement.

         19. NOTICES. Any notice, request or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed given (a) upon delivery, if delivered by hand, (b) three days after the date of deposit in the mail, postage prepaid, if mailed by U.S. certified or registered mail, or (c) on the next business day, if sent by prepaid overnight courier service, in each case, addressed as follows:

                  If to the Executive, to the address set forth below his name on the signature page hereto.

                  If to the Company, to:

                  Corporate Buying Service Inc.
                  3401 N. Federal Highway, Suite 216
                  Boca Raton, FL 33431
                  Attention: President


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                  with a copy to:

                  Akerman Senterfitt & Eidson, P.A.
                  350 E. Las Olas Boulevard, Suite 1600
                  Fort Lauderdale, Florida 33301
                  Attention: Bruce I. March, Esq.

Any party may change the address to which notice shall be sent by giving notice of such change of address to the other parties in the manner provided above.

         20. WAIVERS. The failure or delay of any party to enforce any provision of this Agreement shall in no way affect the right of such party to enforce the same or any other provision of this Agreement. The waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver by such party of any succeeding breach of such provision or a waiver by such party of a breach of any other provision. The granting of any consent or approval by any party in any one instance shall not be construed to waive or limit the need for such consent or approval in any other or subsequent instance.

         21. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. The parties to this Agreement agree that any suit, action or proceeding arising out of or relating to this Agreement (including, without limitation, any action for the enforcement of an arbitration award pursuant to Section 22 below) or any judgment entered by any court in respect thereof shall be brought in the courts of Palm Beach County, Florida or in the U.S. District Court for the Southern District of Florida. Each party hereby (a) irrevocably accepts the exclusive personal jurisdiction of such courts for the purpose of any action, suit or proceeding arising out of or relating to this Agreement, (b) irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in such courts, and (c) irrevocably waive any claim that any action, suit or proceeds brought in any such court has been brought in an inconvenient forum. Each party further agrees that service of process, summons, notice or document by U.S. registered mail in accordance with this Agreement shall be effective service of process for any action, suit or proceeding brought against a party in any such court.

         22. ARBITRATION. The parties to this Agreement agree to arbitrate all disputes, controversies or differences that may arise between them with respect to any provision of this Agreement. Either party may give notice to the other of its decision to arbitrate the dispute, and such notice shall specify the issue or issues to be arbitrated. Each party shall select one arbitrator, and the two arbitrators thereby selected shall select a third arbitrator. The arbitration shall take place in Palm Beach County, Florida or such other place as the parties shall agree, under the then-current Commercial Arbitration Rules of the American Arbitration Association. The decision of a majority of the three arbitrators, including any assessment of the cost of arbitration, will be final and binding


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on the parties. The arbitrators will only have the authority to award actual direct damages, and will not have the authority to award consequential or punitive damages. Judgement upon the decision made by the arbitrators may be entered in any court of competent jurisdiction.

         23. SEVERABILITY. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain enforceable and the invalid, illegal or unenforceable provisions shall be modified so as to be valid and enforceable and shall be enforced.

         24. SECTION HEADINGS. Section headings are included in this Agreement for convenience of reference only, and shall in no way affect the meaning or interpretation of this Agreement.

         25. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         26. NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; PROVIDED, HOWEVER, if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks in the United States are or may elect to be closed, then the final day should be deemed the next day which is not a Saturday, Sunday or such holiday.

         27. ATTORNEYS' FEES. In any action brought to enforce any provision of Sections 9, 10 or 11 of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the other party to the action or proceeding. For purposes of this Agreement, the "prevailing party" shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediation, judgment or otherwise, and "attorneys' fees" shall include, without limitation, the actual attorneys' fees incurred in retaining counsel for advice, negotiations, suit, or other legal proceeding, including mediation and arbitration.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                   CORPORATE BUYING SERVICE INC.

                                   By: /s/ RUSSELL MADRIS
                                      -------------------------------------
                                      Russell Madris
                                      President

                                   EXECUTIVE
                                   /s/ JAMES GARRITY
                                   ----------------------------------------
                                   James Garrity, individually

                                   Address:
                                   757 SW Wood Creek
                                   ----------------------------------------
                                   Palm City, FL 34990
                                   ----------------------------------------

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